UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021

Cocrystal Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38418	35-2528215
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 N. Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 459-1831

(Former name or former address, if changed since last report.):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	COCP	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (d)

On May 26, 2021, Dr. Gary Wilcox, the Chairman of the Board of Directors (the “Board”) and Chief Executive Officer of Cocrystal Pharma, Inc. (the “Company”), passed away. On May 27, 2021, the Board appointed James Martin, currently serving as the Chief Financial Officer of the Company, and Sam Lee, the President of the Company, as the co-Interim Chief Executive Officers, effective immediately. The biographical information for Messrs. Martin and Lee required by Item 401 of Regulation S-K was previously disclosed in the proxy statement on Schedule 14A filed on April 26, 2021.

The Board also elected Richard C. Pfenniger, Jr. as a director to fill the vacancy on the Board, effective immediately.

Richard C. Pfenniger, Jr., 65, is a private investor. Mr. Pfenniger served as Interim CEO of Vein Clinics of America, Inc., a privately held company that specializes in the treatment of vein disease, from May 2014 to February 2015 and as Interim CEO of IntegraMed America, Inc., a privately held company that manages outpatient fertility medical centers, from January 2013 to June 2013. He served as Chief Executive Officer and President for Continucare Corporation, a provider of primary care physician and practice management services, from 2003 until 2011, and served as Chairman of the Board of Directors of Continucare Corporation from 2002 until 2011. Previously, Mr. Pfenniger served as the Chief Executive Officer and Vice Chairman of Whitman Education Group, Inc. from 1997 through June 2003. Prior to joining Whitman, he served as the Chief Operating Officer of IVAX from 1994 to 1997, and, from 1989 to 1994, he served as the Senior Vice President-Legal Affairs and General Counsel of IVAX Corporation. Prior thereto he was engaged in the private practice of law. Mr. Pfenniger currently serves as a director of OPKO Health, Inc. (NASDAQ GS: OPK), a diversified healthcare company, GP Strategies Corporation (NYSE:GPX), a corporate education and training company, and Asensus Surgical, Inc. (NYSE American: ASXC), a medical device company. He also serves as the Vice Chairman of the Board of Trustees and as a member of the Executive Committee of the Phillip and Patricia Frost Museum of Science. Mr. Pfenniger previously served as a director of BioCardia, Inc. (NASDAQ GS: BCDA), clinical-stage regenerative medicine company developing novel therapeutics for cardiovascular diseases, IntegraMed America, Inc., a private specialty healthcare services company offering products and services to patients and providers in the fertility and vein care segments of the health industry, Vein Clinics of America and Wright Investors’ Services Holdings, Inc. (OTC US:WISH), an investment management and financial advisory firm.

There was no arrangement or understanding between Mr. Pfenniger and any other persons pursuant to which he was selected as a director and there are no related party transactions between the Company and Mr. Pfenniger reportable under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company regarding these matters is being furnished as Exhibit 99.1 to this Current Report on Form 8-K, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Furthermore, Exhibit 99.1 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Cocrystal Pharma, Inc. on May 28, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCRYSTAL PHARMA INC.

Date: May 28, 2021	/s/ James Martin
James Martin
Co-Interim Chief Executive Officer and Chief Financial Officer